UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Ingram Micro Inc.

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March 10, 2016

Updated on Ingram Micro Acquisition, Federal Business

Dear Valued Partners,

By now, we’ve spoken with many of you about our news to be acquired by Tianjin Tianhai and become a part of HNA Group, a Hainan-based global conglomerate. We are excited about the next chapter for Ingram Micro and are confident that through this transaction we will gain the added flexibility and the freedom to invest to even better support you in your growth and profitability objectives. During our discussions, we’ve addressed questions related to Ingram Micro’s commitment to a continued stringent focus on compliance and controls around our information systems, as well as protection of your important data. We have been able to successfully allay many of your concerns and I wanted to take this opportunity to provide you with additional assurances.

Strict adherence to compliance and controls is integral to Ingram Micro’s success throughout the world and is a part of our standard operating procedures. In fact, we hold an ISO 27001 certification to ensure our data is protected and our systems managed at the highest global standards. What this means is that our customers, business partners and affiliates of our partners can take comfort in the fact that we will follow stringent standards around data classification and strongly adhere to the Separation of Duties (SoD) and Principle of Least Privilege (PoLP) for controlled unclassified information (CUI) collected as part of our public sector business.

On another note, in our last letter to you, we talked about foreign investment in other companies in our industry. For instance, Lenovo, Acer, Asus, and Toshiba, which manufacture PCs and computing products used by many U.S. companies, are foreign owned. We didn’t mean to imply that SYNNEX had significant mainland China investment. SYNNEX is a NYSE listed, U.S.-based broadline distributor that has minority shareholders, approximately 25%, in Taiwan, as discussed in detail in its latest proxy filed with the SEC. Additionally, the parent of WestconGroup, another large technology distributor, is based in South Africa. We believe ownership is not important; rather, what’s paramount in a trusted relationship is execution and commitment to your success, which has always been Ingram Micro’s number one focus. This will not change and it continues to remain business as usual at Ingram Micro.

We are committed to serving as your indispensable business partner in the channel and we’ll remain dedicated to the core values that have made Ingram Micro an industry leader. The future looks brighter than ever for Ingram Micro and our partners, and I’m happy that you’re here to share it with us.

As always, thank you for your business and support.

Paul Bay

Executive Vice President and Chief Executive, Ingram Micro U.S. & Export

Additional Information

In connection with the proposed merger, Ingram Micro will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) from the “Investors” section of Ingram Micro’s website or by contacting Ingram Micro’s investor relations department via e-mail at damon.wright@ingrammicro.com.

Participants in the Solicitation

Ingram Micro and its directors, executive officers and other members of its management and employees as well as Tianjin Tianhai and the HNA Group and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Ingram Micro’s stockholders with respect to the merger. Information about Ingram Micro’s directors and executive officers and their ownership of Ingram Micro’s common stock is set forth in the proxy statement for Ingram Micro’s 2015 Annual Meeting of Stockholders and Ingram Micro’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Ingram Micro’s directors and executive officers in the merger, which may be different than those of Ingram Micro’s stockholders generally, by reading the proxy statement (when available) and other relevant documents regarding the merger, which will be filed with the SEC.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this communication that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro’s business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) changes in macro-economic and geopolitical conditions can affect our business and results of operations; (2) our acquisition and investment strategies may not produce the expected benefits, which may adversely affect results of operations; (3) we are dependent on a variety of information systems, which, if not properly functioning, and available, or if we experience system security breaches, data protection breaches or other cyber-attacks, could adversely disrupt our business and harm our reputation and net sales; (4) the validity, subsistence and enforceability of the patent portfolio that we currently hold or acquire may be challenged, and we have a risk of being involved in intellectual property disputes that could cause us to incur substantial costs, divert the efforts of management or require us to pay substantial damages or licensing fees;(5) failure to retain and recruit key personnel would harm our ability to meet key objectives; (6) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (7) our failure to adequately adapt to industry changes could negatively impact our future operating results; (8) we continually experience intense competition across all markets for our products and services; (9) termination of a key supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (10) substantial defaults by our customers or the loss of significant customers could negatively impact our business, results of operations, financial condition or liquidity; (11) changes in, or interpretations of, tax rules and regulations, changes in the mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (12) our goodwill and identifiable intangible assets could become impaired, which could reduce the value of our assets and reduce our net income in the year in which the write-off occurs; (13) changes in our credit rating or other market factors, such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (14) we cannot predict the outcome of litigation matters and other contingencies that we may be involved with from time to time; (15) Our failure to comply with the requirements of environmental regulations could adversely affect our business; (16) we face a variety of risks in our reliance on third-party service companies, including shipping companies, for the delivery of our products and outsourcing arrangements; (17) changes in accounting rules could adversely affect our future operating results; (18) our quarterly results have fluctuated significantly; (19) despite its global presence, Ingram Micro may fail to proactively identify and tap into emerging markets and geographies; (20) the possibility of our acquisition by Tianjin Tianhai / the HNA Group not being timely completed, if completed at all; and (21) prior to the completion of our acquisition by Tianjin Tianhai / the HNA Group, our business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with vendors, customers, licensees, other business partners or governmental entities, or retain key employees. We have historically instituted, and will continue to institute, changes to our strategies, operations and processes in an effort to address and mitigate risks; however, there are no assurances that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to our SEC filings, and specifically to Item 1A-Risk Factors, of our latest Annual Report on Form 10K.